UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2009

Energy Focus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

32000 Aurora Road, Solon, Ohio		44139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-715-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On December 31, 2009, the Company issued to Woodstone Energy, LLC, a Tennessee limited liability company located in Nashville, Tennessee, warrants to purchase up to 600,000 shares of the Company’s common stock at an exercise price of $0.65 per share and with a term ending on December 31, 2014. The warrants become exercisable only if Stones River Companies, LLC ("SRC"), Nashville, Tennessee, a subsidiary of the Company, receives from Woodstone Energy firm contracts or purchase orders for at least $10,000,000 by June 30, 2013. The warrants vest in two tranches: 400,000 shares when contracts or purchase orders between SRC and Woodstone reach $10,000,000, and an additional 200,000 shares when contracts or purchase orders between them reach an additional $5,000,000. The warrants include registration rights for the shares of common stock to be issued upon exercise of the warrants.

The offering and issuance of those warrants were not registered under the Securities Act of 1933, as amended, in reliance upon the exemptions from the registration requirements of the Act in Section 4(2) of the Act and Rule 506 of Regulation D. To make the exemptions available, the Company relied upon the fact that its offer was made without any form of general solicitation and upon the representations of Woodstone Energy that it is an accredited investor, that it had full access to information about the Company and SRC, and that it was acquiring the warrants as principal for its own account and not with a view to or for distributing or reselling the warrants. Woodstone consented to the placement of a restrictive legend on the certificate for its warrants.

On January 7, 2010, the Company issued a press-release announcing the transaction with Woodstone Energy. A copy of the press release is furnished as Exhibit 99.1 and included in this Report by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Focus, Inc.

January 7, 2010	By:	Joseph G. Kaveski

Name: Joseph G. Kaveski
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 7, 2010 - Energy Focus, Inc. Form Strategic Alliance with Woodstone Energy, LLC